UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2022
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director

On March 28, 2022, the Board of Directors (the “Board”) of PLBY Group, Inc. (the “Company”) appointed Juliana F. Hill, effective immediately, (i) as a Class II director to fill a vacancy on the Board, and (ii) to serve as the Chairperson of the Board’s Audit Committee and as a member of the Compensation Committee and the Corporate Governance and Nominating Committee of the Board. With Ms. Hill’s appointment, the Board is comprised of five directors, two of whom are women.

Ms. Hill, age 53, currently serves as the Manager of JFH Consulting LLC, which she founded in 2013 to provide financial and strategic advisory services. Since 2020, Ms. Hill has also served as a director of National Cinemedia, Inc. (Nasdaq: NCMI), the largest cinema advertising network in the United States, and serves as the Chair of its Audit Committee. From 2013 to 2019, Ms. Hill worked at iHeartMedia, Inc., formerly Clear Channel Communications, Inc., a digital media company, as the Senior Vice President of Liquidity and Asset Management, and also led a steering committee for the separation of iHeartMedia’s subsidiary, Clear Channel Outdoor Holdings. Prior to that, from 2000 to 2010, she worked as iHeartMedia’s Senior Vice President of Finance. Previously, Ms. Hill was an associate in US West Communications, Inc.’s executive development program and an audit manager at Ernst & Young LLP. Ms. Hill holds a Bachelor of Science degree in Accounting from Trinity University, and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University. She is also a certified public accountant in the state of Texas.

We believe Ms. Hill’s experience as a financial executive and as a director and chairperson of a public company qualifies her to serve on our Board and as chairperson of our Audit Committee and to provide guidance to our internal audit function and financial advice to our Board. Ms. Hill will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors of the Board, and she will be entitled to receive the same indemnification from the Company as its other directors, each of which are described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 16, 2021.

In connection with her appointment, the Board has determined that Ms. Hill (i) meets the requirements for audit committee service contained in Nasdaq Listing Rule 5605(c)(2)(A); (ii) is an “independent director” as contemplated by Nasdaq Listing Rule 5605(b)(1); and (iii) is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Ms. Hill’s initial term will expire at the Company’s next annual meeting of stockholders or her earlier resignation or removal. As of the date of this Current Report on Form 8-K, neither Ms. Hill nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Ms. Hill party to any understanding or arrangement pursuant to which she was appointed as a director. Ms. Hill does not have any family relationship with any director or executive officer of the Company.

Compliance with Nasdaq Rules Following Appointment of Ms. Hill

On March 29, 2022, the Company notified Nasdaq of Ms. Hill’s appointment to the Board, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. With Ms. Hill’s appointment, the Company believes that it has regained compliance with (i) Nasdaq Listing Rule 5605(c)(2)(A), which requires the audit committee of a Nasdaq-listed company to have a minimum of three members, each of whom satisfies the independence requirements set forth in the applicable listing rules (the “Nasdaq Rules”) and (ii) Nasdaq Listing Rule 5605(b)(1), which requires that the majority of the board of directors of a Nasdaq-listed company be comprised of “independent directors” as defined in the Nasdaq Rules.

The Company issued a press release, on March 30, 2022, announcing the appointment of Ms. Hill to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 30, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2022	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary